SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2017

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road

Denver, North Carolina 28037

(Address of Principal Executive Offices)

(Zip Code)

(828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 22, 2017, Air T, Inc. (“AirT” or the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) indicating that the Company is not in compliance with Listing Rule 5250(c)(1) because the Company had not yet filed its Quarterly Report on Form 10-Q for the period ended June 30, 2017 (the “Form 10-Q”). The Notice has no immediate effect on the listing of the Company’s common stock and the common stock will continue to trade uninterrupted under its current trading symbol, “AIRT,” on the NASDAQ Stock Market.

The Company previously received a notice from NASDAQ on July 20, 2017 with respect to the Company’s noncompliance with Listing Rule 5250(c)(1) because the Company had not yet filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2017 (the “Form 10-K”). The Company has not yet filed the Form 10-K.

Under the NASDAQ Listing Rules, the Company has until September 18, 2017 to submit a plan to NASDAQ as to how it plans to regain compliance with NASDAQ’s continued listing requirements. The Company intends to submit a compliance plan on or prior to that date. If NASDAQ accepts the Company’s plan, NASDAQ can grant an exception of up to 180 calendar days from the Form 10-K’s due date, or until January 10, 2018, to regain compliance. The Company may regain compliance at any time during this 180-day period upon filing with the Securities and Exchange Commission the Form 10-K and the Form 10-Q, as well as all subsequent required periodic financial reports that are due within that period. If NASDAQ does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel before any change to listing occurs.

The Company cannot file the Form 10-Q until it completes and files the Form 10-K. The Company has not yet filed its Form 10-K as additional time has been required to fully consider the accounting treatment, including the appropriate attribution of income and loss, with respect to its acquisition of interests in Delphax Technologies Inc. in November of 2015, as further described in Item 3.01 of the Company’s Form 8-K filed on July 24, 2017, which information is incorporated by reference herein. The Company has not yet completed its consideration of all matters relevant to such accounting treatment.

The Company issued a press release on August 24, 2017 disclosing receipt of the Notice, a copy of which is filed as Exhibit 99.1 hereto.

Forward-Looking Statements

This Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this Form 8-K that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meetings. These statements are based upon our current expectations, beliefs and various assumptions, and speak only as of the date hereof. There can be no assurance that we will realize these expectations or that these beliefs will prove correct. Examples of forward-looking statements include, but are not limited to, statements we make regarding the timing of the filing of the Form 10-K and Form 10-Q. Numerous factors, many of which are beyond our control, could cause actual results to differ materially from those expressed as forward looking statements. These factors include, but are not limited to, unanticipated delays or other events that could prevent Air T from completing the filing of its Form 10-K and Form 10-Q within the expected time period, the risk that contracts with major customers will be terminated or not extended, future economic conditions and their impact on the Company’s customers; the Company’s ability to recover on its investments, including its investments in Delphax Technologies, Inc.; the timing and amounts of future orders under the Company’s Global Ground Support subsidiary’s contract with the United States Air Force; inflation rates; competition; changes in technology or government regulation; information technology disruptions; the impact of future terrorist activities in the United States and abroad; and other factors that are described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K filed with the SEC on June 29, 2016 and in the Company’s other filings with the SEC, which are available on the SEC’s website at www.sec.gov. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. The Company is under no obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or circumstances or other factors arising or coming to our attention after the date hereof.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 99.1 – Press release of Air T, Inc. dated August 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2017

AIR T, INC.

By:	/s/ Candice L. Otey
Candice L. Otey, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit	Description

99.1	Press release of Air T, Inc. dated August 24, 2017

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